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                                                                    EXHIBIT 10.5


                           AMENDMENT NUMBER ONE TO THE
                PENSION PLAN OF REMINGTON OIL AND GAS CORPORATION

         WHEREAS, Remington Oil and Gas Corporation (the "Corporation"), adopted the Pension Plan of Remington Oil and Gas Corporation, as amended and restated (the "Plan"), generally effective as of January 1, 2000; and

         WHEREAS, the Board of Directors of the Corporation has been advised that certain technical changes should be made to the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

         WHEREAS, the following amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

         NOW, THEREFORE, the Plan shall be, and hereby is, amended as follows, effective for Plan Years beginning after December 31, 2001:

         1. The following paragraph is hereby added to Section 2.01(j), immediately following the present text thereof, effective for Plan Years ending December 31, 2001, and with respect to Participants who complete at least one Hour of Service in a Plan Year beginning after that date.:

         The Compensation of each Participant taken into account under the Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with
         Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year. In determining benefit accruals in Plan Years beginning after December 31, 2001, the foregoing Compensation limit for determination periods beginning before January 1, 2002, shall be $200,000 for those Participants who terminate service after January 1, 2002, but shall be determined under the Plan without regard to this paragraph for those Participants who terminate before such date, without regard to whether such Participants may subsequently be reemployed.


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         2. Subparagraph (i) of Section 11.03(a) (defining the Maximum
Permissible Amount of any Pension) is hereby amended as follows, effective for Plan Years beginning after December 31, 2001:

                           (i) This equals the lesser of:

                                    (A) 100% of the Participant's Average
                                    Compensation, or

                                    (B) The Defined Benefit Dollar Limit.

                  Both of such limitations shall be adjusted as required, as provided in this paragraph (a) and, if applicable, in (d)(i) or (d)(ii) below.

         3. Paragraph (d) of Section 11.03 is hereby amended as follows:

                  (d) Defined Benefit Dollar Limitation. The "Defined Benefit Dollar Limitation" is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

                           (i) If the Annual Benefit of a Participant begins
                  prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits and (ii) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate and the applicable mortality table as defined in section 2.01(c)(v) of the Plan. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this subparagraph shall not reflect a mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

                           (ii) If the Annual Benefit of a participant begins
                  after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the Defined Benefit Dollar Limitation applicable


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                  to the Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 2.01(c)(i) of the Plan and (ii) the actuarial equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in
                  Section 2.01(c)(v) of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

                           (iii) Any determination of Actuarial Equivalence
                  under this paragraph (d) made before January 1, 2000, with respect to a Participant whose benefit is subject to Section 11.02(e), shall be made on the basis of Section 415(b)(2)(E) of the Code as in effect on December 7, 1994, and the provisions of the Plan as in effect on December 7, 1994, provided that such provisions of the Plan met the requirements of Section 415(b)(2)(E) of the Code as in effect on that date.

               4. Subparagraph (v) of Section 11.03(e) is hereby amended as follows:

                  (v) Amounts excluded from gross income under Sections 125 and 402(a)(8). Notwithstanding the foregoing, for Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Article, compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code section 402(g)(3)), and any amount which is contributed or deferred by the employer at the election of the Employee and which is not includible in the gross income of the employee by reason of section 125 or 457. For Limitation Years beginning after December 31, 2000, or an earlier date specified in the adoption agreement, Compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of section 132(f)(4).

               5. The following paragraph is hereby added to Section 8.04 immediately following the present text thereof, effective for distributions occurring after December 31, 2001:

         For purposes of the direct rollover provisions in this Section 8.04, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.


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               6. Paragraph (e) of Section 17.02 is hereby amended as
      follows, effective for determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.

                  (e) Key Employee - each Participant (whether or not then employed) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000; provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the Aggregated Employers' employees or ten percent of all the Aggregated Employers' employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For purposes of subparagraph (ii) above, if two employees have the same interest in any of the Aggregated Employers, the employee having the greatest annual total compensation from that Aggregated Employer shall be treated as having a larger interest. The term "Key Employee" shall include the beneficiaries of a deceased Key Employee.

               7. Subparagraph (i) of Section 17.02(i) is hereby amended as follows:

                  (i) For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, Distributions during year ending on the Determination Date, the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

               8. Subparagraph (vii) of Section 17.02(i) is hereby amended as follows:

                  (vii) If any individual has not performed services for any Employer maintaining the plan (other than benefits under the plan) during the 1-year period


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         ending on the Determination Date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

               9. Paragraph (d) of Section 17.04 is hereby amended as follows:

                  (d) For any plan Year that the Plan is determined to be a Top Heavy Plan, the accrued benefit for each Participant who is not a Key Employee shall not he less than one-twelfth (1/12th) of the applicable percentage of the Participant's average compensation for years in the testing period. For purposes of this paragraph the term "applicable percentage" means the lesser of: (1) two percent (2%) multiplied by the number of years of Vesting Service with the Employer, or (2) twenty percent (20%). A Participant's years of service with the Employer shall be equal to the Participant's Vesting Service except that a year of Vesting Service shall not be taken into account if:

                  (i) the Plan was not a Top Heavy Plan for any Plan Year ending during such year of Vesting Service,

                  (ii) such year of Vesting Service was completed in a Plan Year beginning before January l, 1984, or

                  (iii) such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this ____ day of November, 2001.

                                REMINGTON OIL AND GAS CORPORATION


                                By:
                                   --------------------------------

                                Title:
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